Exhibit 3.2
                SMTEK INTERNATIONAL, INC.
                (a Delaware corporation)
                      BYLAWS
      (Amended and Restated Effective August 23, 2000)

                      ARTICLE I
                       Offices

     SECTION 1.01 Registered Office. The registered office of SMTEK International, Inc. (the "Corporation") in the State of Delaware shall be in care of The Corporation Trust Company, located at 1209 Orange Street, City of Wilmington, County of New Castle, zip code 19801.

     SECTION 1.02 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (the "Board") may from time to time determine or as the business of the Corporation may require.

                       ARTICLE II
               Meetings of Stockholders

     SECTION 2.01 Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

     SECTION 2.02 Special Meetings. A special meeting of the stockholders for the transaction of any proper business may be called at any time by the Board for a majority of the Board. Special meetings may not be called by any other person or persons or in any other manner.

     SECTION 2.03 Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

     SECTION 2.04 Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except as a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

     SECTION 2.05 Quorum. Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 2.06  Voting.

          (a)	Each stockholder shall, at each meeting of the
stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

               (i)	on the date fixed pursuant to Section 6.05 of these Bylaws
as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or
               (ii)	if no such record date shall have been so fixed, then (a)
at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

     (b)	Shares of its own stock belonging to the Corporation or to
another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

     (c)	Any such voting rights may be exercised by the stockholder
entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The voting at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

     SECTION 2.07 List of Stockholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (1O) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.08 Judges. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

     SECTION 2.09 No Action Without Meeting. No action may be taken by stockholders except at an annual or special meeting of stockholders. No action may be taken by stockholders by written consent.

     SECTION 2.10. Stockholder Proposals. Only stockholders of record shall be entitled to present a stockholder proposal at any meeting of the stockholders. Before a stockholder of record may present such a proposal, the stockholder of record must deliver timely notice of such proposal to the Company. To be timely, a stockholder of record's notice of a proposal to be presented at an annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days prior to or more than sixty (60) days after such anniversary date, notice by the stockholder of record to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. A stockholder of record's notice of a proposal to be presented at a special meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth
(60th) day prior to such special meeting or the tenth (10th) day following the date on which public announcement of the date of such special meeting is first made.

                   ARTICLE III
               Board of Directors

     SECTION 3.01 General Powers. The property, business and affairs of the Corporation shall be managed by the Board.

     SECTION 3.02 Number and Term of Office. The number of directors shall be five (5). Directors need not be stockholders. Each of the directors of the Corporation shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3.03 Election of Directors. The directors shall be elected annually by the stockholders of the Corporation and the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified Board and for cumulative voting.

     SECTION 3.04 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.05 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, can be filled only by a vote of the majority of the remaining directors, although less than a quorum. Subject to further Resolution of the Board prescribing a shorter time, each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3.06 Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

     SECTION 3.07 First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

     SECTION 3.08 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

     SECTION 3.09 Special Meetings. Special meetings of the Board shall be held whenever called by the President or a majority of the authorized number of directors. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, facsimile transmission, e-mail and/or cable or be delivered personally not less than forty-eight (48) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 3.10 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

     SECTION 3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.
     SECTION 3.12 Removal of Directors. Subject to the provisions of the Certificate of Incorporation, a director may be removed only with cause and by the affirmative vote of the stockholders holding a majority of the issued and outstanding shares of the Corporation, given at a special meeting of the stockholders called for the purpose.
     SECTION 3.13 Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.
     SECTION 3.14 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                      ARTICLE IV
                       Officers

     SECTION 4.01 Number. The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary and a Treasurer.

     SECTION 4.02 Election, Term of Office and Qualifications. The officers of the Corporation, except such officers as may be appointed in accordance with Section 4.03, shall be elected annually by the Board at the first meeting thereof held after the election thereof. Each officer shall hold office until his successor shall have been duly chosen and shall qualify or until his resignation or removal in the manner hereinafter provided.

     SECTION 4.03 Assistants, Agents and Employees, Etc. In addition to the officers specified in Section 4.01, the Board may appoint other assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

     SECTION 4.04 Removal. Any officer, assistant, agent or employee of the Corporation may be removed, with or without cause, at any time: (i) in the case of an officer, assistant, agent or employee appointed by the Board, only by resolution of the Board; and (ii) in the case of an officer, assistant, agent or employee, by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

     SECTION 4.05 Resignations. Any officer or assistant may resign at any time by giving written notice of his resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.06 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled for the unexpired portion of the term thereof in the manner prescribed in these Bylaws for regular appointments or elections to such office.

     SECTION 4.07 The President. The President of the Corporation shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board, general and active supervision and management over the business of the Corporation and over its several officers, assistants, agents and employees.

     SECTION 4.08 The Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board may from time to time prescribe. At the request of the President, or in case of the President's absence or inability to act upon the request of the Board, a Vice President shall perform the duties of the President and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

     SECTION 4.09 The Secretary. The Secretary shall, if present, record the proceedings of all meetings of the Board, of the stockholders, and of all committees of which a secretary shall not have been appointed in one or more books provided for that purpose; he shall see that all notices are duly given in accordance with these Bylaws and as required by law; he shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board.

     SECTION 4.10 The Treasurer. The Treasurer shall have the general care and custody of the funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board. He shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever. He shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as may be necessary or desirable. He shall, in general, perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.

     SECTION 4.11 Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving proper compensation therefor.

                       ARTICLE V
    Contracts, Checks, Drafts, Bank Accounts, Etc.

     SECTION 5.01 Execution of Contracts. The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

     SECTION 5.02 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

     SECTION 5.03 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

     SECTION 5.04 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                       ARTICLE VI
                Shares and Their Transfer

     SECTION 6.01 Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.04.

     SECTION 6.02 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

     SECTION 6.03 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

     SECTION 6.04 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

     SECTION 6.05 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders or expressing consent to corporate action without a meeting the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                   ARTICLE VII
                 Indemnification

     SECTION 7.01 Actions, Etc. Other Than by or in the Right of the Corporation. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal, administrative, and whether external or internal - to the Corporation (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or, while serving as a director or officer, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, including, but not limited to, the Delaware General Corporation Law, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     SECTION 7.02 Actions, Etc. by or in the Right of the Corporation. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer, employee or agent of the Corporation, or, while serving as a director or officer, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, including, but not limited to, the Delaware General Corporation Law, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 7.03 Determination of Right of Indemnification. Any indemnification under Section 7.01 or 7.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.01 and 7.02. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     SECTION 7.04 Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or' otherwise in defense of any action, suit or proceeding referred to in Section 7.01 or 7.02, or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys' fees) incurred by him in connection therewith.

     SECTION 7.05 Prepaid Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

     SECTION 7.06 Right to Indemnification Upon Application; Procedure Upon Application. Any indemnification under or advancement of expenses provided by, or granted pursuant to, this Article shall be made promptly, and in any event within ninety days, upon written request of the director or officer, employee or agent, unless with respect to applications under Section 7.02 and 7.03, a determination is reasonably and promptly made by the Board by a majority vote of quorum of disinterested directors that such director or officer, employee or agent acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying the director or officer, employee or agent. In the event no quorum of disinterested directors is obtainable, the Board shall promptly direct that independent legal counsel shall decide whether the director or officer, employee or agent acted in a manner set forth in such Sections as to justify the Corporations not indemnifying or making an advance to the director or officer or, in the case of indemnification, employee or agent. The right to indemnification under or advancement of expenses provided by this Article shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. The director's, officer's, employee's or agent's expenses incurred in connection with successfully establishing his right to indemnification or advancement of expenses, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     SECTION 7.07 Other Rights and Remedies. The indemnification under and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, employee or agent, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

     SECTION 7.08 Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     SECTION 7.09 Constituent Corporations. For the purposes of this Article, references to "the Corporation" include any constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, trustee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     SECTION 7.10 Other Enterprises, Fines, and Serving at Corporation's Request. For purposes of this Article, references to "other enterprises" shall include employee benefit plan; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, trustee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, trustee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 7.11 Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee or agent as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

     SECTION 7.12 Liability of Directors for Breaches of Fiduciary Duty. Notwithstanding any provision to the contrary contained in these Bylaws, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                      ARTICLE VIII
                      Miscellaneous

     SECTION 8.01 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

     SECTION 8.02 Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

     SECTION 8.03 Amendments. Notwithstanding any provision herein to the contrary, these Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made only (i) by the Board, by the affirmative vote of a majority of the number of the Board; or (ii) by the stockholders, by an affirmative vote of the stockholders holding a majority of the issued and outstanding shares of the Corporation given at any annual meeting or special meeting of the stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is timely given in the manner hereinabove provided. Any Bylaws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.